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                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of October 1, 1997 by and between MEDCATH, INCORPORATED, a North Carolina corporation (the "Company") and STEPHEN R. PUCKETT ("Puckett"), a resident of Charlotte, North Carolina.

         WHEREAS, the Company desires to employ Puckett and Puckett desires to accept that employment;

         NOW, THEREFORE, it is agreed as follows:

         1. Employment. For new and very valuable consideration described herein, the Company employs Puckett and Puckett accepts employment upon the terms and conditions hereinafter set forth.

         2. Duties. Puckett shall be Chairman of the Board, President and Chief Executive Officer of the Company and shall have such duties as shall be assigned to him from time to time by the Board of Directors of the Company.

         During the term of employment hereunder, Puckett shall not be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage unless agreed upon by the Board of Directors of the Company; provided that this provision shall not prevent Puckett from investing his personal assets in businesses which do not compete with the Company and which will not require substantial services on the part of Puckett in the operation of the affairs of the companies in which such investments are made.

         3. Compensation. For and in consideration of the services to be rendered by Puckett hereunder, the Company shall pay to Puckett during the term of this Agreement compensation described as follows:

                  (a) Base Salary. The Company shall pay to Puckett an annual base salary (herein "Base Salary") of Two Hundred Fifty Thousand Dollars ($250,000.00) which shall be paid on a monthly basis.

                  (b) Cash Bonus Compensation. In addition to the Base Salary, the Company shall also pay to Puckett annually bonus compensation (herein "Bonus") which will be paid within 45 days of the end of each fiscal year of the Company during the term of this Agreement. The Bonus for each fiscal year of the Company will be tied to the Company's earnings per share as reported in its annual financial statements before any extraordinary items set forth therein (herein "EPS") and the annual EPS target for that year (herein "EPS Target") as established by the Management and the Board of Directors. At the beginning of each fiscal year, Management and the Board of Directors shall establish an EPS Target for that year. At the end of each fiscal year, Puckett shall be paid a Bonus based upon the following formula:

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                  If the Company's actual EPS is 80% of the EPS Target or
greater (the comparative percentage of the EPS to the EPS Target is referred to herein as the "Bonus Growth Percentage"), then Puckett's Bonus shall be the Bonus Growth Percentage multiplied times 50% of Puckett's Base Salary for the fiscal year then ended, subject to a maximum Bonus Growth Percentage of 120%. If the Bonus Growth Percentage is less than 80%, no Bonus will be earned or paid.

                  (c) Base Salary Compensation. The Company recognizes that Puckett has made substantial contributions to the success of the Company and therefore he may also receive such increases to Base Salary and Bonus Compensation as the Board of Directors may determine from time to time based upon recommendations of the Compensation Committee of the Board of Directors. In that regard, the Company agrees that at all times, Puckett's base salary shall be no less than the median base salary of chief executive officers for companies of comparable size to Medcath.

         4. Incentive Stock Options. Annually during the term of this Agreement, the Company shall grant to Puckett options to purchase additional stock of the Company, which options shall vest 25% in the year earned and 25% in each year for the following three years, on the following terms and conditions:

                  (a) Number of Shares Granted. In determining the number of shares contained in each annual option grant, the following definitions shall apply:

                           (i) "EPS" shall be as defined in Paragraph 3(b)
above;

                           (ii) "EPS Growth Target Percentage" shall be 10% for
each fiscal year during the term of this Agreement,

                           (iii) "Actual Growth Percentage" shall mean
the percentage by which the EPS for a fiscal year exceeds the EPS for the immediately preceding fiscal year,

                           (iv) "Outstanding Shares" means the number of
common shares of the Company outstanding based on the same figures used by the Company in calculating EPS for the applicable fiscal year,

                           (v) "Bonus Percentage" for each applicable fiscal
year shall be 10%.

The Company shall grant to Puckett each year during the term of this Agreement the option to purchase the number of shares calculated by subtracting the EPS Growth Target Percentage of 10% from the Actual EPS Growth Percentage and multiplying that percentage times the Outstanding Shares, and multiplying that quotient times the Bonus Percentage. (For example, if the Actual EPS Growth Rate calculation for a fiscal year is 17.6%, and the outstanding shares of the Company are 11,600,000 shares, then Puckett for that fiscal year would earn an option to purchase 88,160 shares [the formula as applied in this example is as follows: .176 minus .10 equals .076 times 11,600,000 shares times .10 equals 88,160 shares]). Puckett's maximum Incentive Stock Option Grant for each year covered under the Agreement will be limited to no more than 1.67% of the shares of the Company outstanding in that fiscal year and to no more than 4.05% of the shares of the Company outstanding for the three year period covered by this Agreement, such limits to exclude shares and Incentive Stock Option Grants owned by Puckett as of the date of this Agreement.

                  (b) Purchase Price of Shares. For any options granted hereunder, the purchase price of the stock shall be the market price or 10% above the market price based upon regulations covering the granting of the option.

                  (c) Exercise of Options. The time for exercising all options granted hereunder shall be the maximum time period allowed by law.

         5. Miscellaneous Benefits. The Company shall provide Puckett with all additional benefits during the period of his employment substantially equivalent to those which are generally provided to the executive officers of the Company. The Company shall reimburse Puckett for reasonable expenses incurred by him in the course of his employment with the Company provided those expenses are consistent with reasonable policies provided from time to time by the Company's Board of Directors.

         6. Term and Termination of Employment.

                  (a) This Agreement shall have a term of three (3) years commencing as of the date hereof, and shall be renewed automatically upon the expiration of such term for consecutive one year terms unless either party gives the other notice of nonrenewal at least 90 days prior to the end of the then current term;

                  (b) By the Company for Cause. The Company shall have the right to terminate Puckett's employment for cause as provided herein by giving written notice thereof. "Cause" shall mean that Puckett commits a willful act of fraud or dishonesty toward the Company; is convicted of criminal felony resulting in a jail sentence (whether or not such sentence is suspended); materially violates a material term of this Agreement; becomes disabled; or submits a notice of resignation to the Company. Puckett shall be deemed disabled if he has been unable, by reason of physical or mental infirmity, to perform on a full-time basis the duties of a principal executive officer of the Company then assigned to him by the Company's Board of Directors for a period of nine (9) months or more. The existence of disability shall be reasonably determined by the Board of Directors of the Company (excluding Puckett).

                  (c) By the Company Without Cause or Upon Change of Control. Subject to (e) below, Puckett's employment may be terminated by the Company at any time after the date six months from the date hereof without cause upon written notice thereof, and in any event, this

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Agreement shall be terminated upon a Change of Control of the Company as defined herein. For purposes of this Agreement, a "Change of Control" shall mean the earliest date on which either of the following events shall occur:

                           (i) An individual, entity, or group shall acquire
otherwise than directly from the Company, beneficial ownership of 40% or more of the outstanding common stock or voting power of the Company, provided that no such individual, entity or group shall be deemed to beneficially own any securities held by:

                                    (1) the Company or any of its subsidiaries,
or

                                    (2) any employee benefit plan of the Company
or any of its subsidiaries;

                                    (3) any current employee of the Company; or

                           (ii) The persons who are directors of the Company on
the date of this Agreement, together with those who subsequently became directors of the Company and whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors who were directors on the date of this Agreement, or directors whose nomination or the continuing Directors as defined in the MedCath, Incorporated Omnibus Stock Plan, as amended, shall cease to constitute a majority of the Board or of its successor by merger, consolidation, or sale of assets.

                  (d) By Puckett. Puckett may terminate his employment upon at least ninety (90) days' written notice.

                  (e) Salary and Benefits. (i) If the Company terminates Puckett's employment under this Agreement for any reason other than cause, or this Agreement is terminated as the result of a Change of Control, then within thirty days of the event causing such termination, the Company will pay to Puckett in a lump sum, an amount equal to two times the total cash compensation earned by Puckett during the immediately preceding fiscal year of the Company, regardless of when such compensation was paid, plus an amount equal to the then present value of two years of normal health, life insurance and retirement benefits provided to Puckett pursuant to Paragraph 5 above. If this Agreement is terminated as a result of a Change of Control, all stock options previously granted to Puckett by the Company, including those granted prior to the date of this Agreement, shall vest immediately. Further, if the Company terminates Puckett's employment under this Agreement for any reason other than cause, then Puckett shall be granted the Incentive Stock Options described in Paragraph 4 for the fiscal year in which such termination occurs with all computations to be as of the date of termination.

                           (ii) Upon any termination of Puckett's employment for
cause, Puckett shall be entitled to receive only his then accrued salary and additional benefits.

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                           (iii) Upon termination of Puckett's employment for
any reason, Puckett shall be entitled to receive only such additional benefits as provided in this subparagraph (e) except for benefits which, under the terms of the governing plan, he has earned the right to receive after his retirement from the Company.
                           (iv) Upon termination of his employment by Puckett,
Puckett shall not be entitled to any additional salary or benefits other than those accrued prior the date of termination. Notwithstanding anything herein to the contrary, no further salary shall be due Puckett once he begins to receive the proceeds of any disability insurance policy.

         7. Confidentiality and Non-Disclosure. During the course of Puckett's employment, Puckett has been and will be exposed and have access to substantial quantities of information and technology (the "Confidential Information") relating to the Company's business that are valuable trade secrets or confidential information, including information concerning customers and marketing strategies.

         The Confidential Information was developed, compiled and/or tested by the Company at considerable expense, and the Company continues to spend considerable amounts of money in building upon and expending that Confidential Information. The Confidential Information enables the Company to conduct its business with success and with a competitive edge. It is essential to the Company's success and competitive advantage that the Confidential Information remain not generally known to others, whether those others operate in direct competition with the Company or its customers or begin operations in geographical areas which are of interest to the Company (that is, within the United States).

         Puckett, by reason of his role as an employee, officer, director, and major shareholder of the Company, is familiar with and has access to the Company's customers and their needs and to the marketing and pricing pursued by the Company with respect to those customers and the Company's products and services.

         This Paragraph is designed to prohibit Puckett from using the Confidential Information and knowledge and relationships developed as an insider of the Company for his own benefit or for the benefit of parties other than the Company. The Company would not give Puckett access to the Confidential Information and authority without Puckett's execution of this Agreement and Puckett willingly signs this Agreement because he has received additional consideration to do so and because he believes his relationship with the Company is and will be in his own best interest. Both parties agree that this Paragraph's provisions should be construed broadly in favor of the Company.

         In light of the foregoing, the parties agree as follows:


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         A.       Confidential Information.

                  Puckett promises that:

                  (1) During or after termination of his relationship with the Company, he will not, directly or indirectly, use, or disclose or make available to anyone outside the Company, any Confidential Information.

                  (2) He will safeguard all Confidential Information at all times so that it is not exposed to, or taken by, unauthorized persons, and, when entrusted to him, will exercise his best efforts to assure its safekeeping.

         B.       Competition.

                  Puckett agrees that:

                  (1) He will not, during the period of his relationship with the Company, engage or be interested, directly or indirectly, in any manner, as a partner, officer, director, advisor, employee or in any other capacity in any business which is a competitive business to the Company.

                  (2) The Company's business is unusual and that by virtue of his relationship with the Company he is, and will become more, familiar with and close to the Confidential Information and the Company's business and customers. In the event this relationship with the Company ceases for any reason, he will not engage in, for a period of twelve (12) months after that termination, in any manner, directly or indirectly, whether as an employee, officer, owners, partners, shareholder, consultant or otherwise, in the cardiology services business or any other health care business in which the Company is specifically engaged as of the date of such termination, within the continental United States.

         8. Renegotiation Rights. Both Puckett and the Company shall have the right to require a renegotiation of the Bonus Compensation formula if circumstances arise that cause the results of such formula to be unfair or inequitable. Such circumstances include, but are not limited to, a combination with another company, capital restructuring, material changes in accounting rules or tax laws, severe or prolonged recession or inflation or any other circumstance, whether intrinsic or extrinsic to the Company, that would materially effect the bonus formula results. If in such circumstances the Company and Puckett are unable to reach an agreement on a substitute Bonus Compensation formula, the parties agree to submit the matter for binding arbitration to the American Arbitration Association. Any change in the bonus formula for Bonus Compensation may be made only on a prospective basis (i.e., only with respect to future years or a year as to which the deadline under federal tax law for establishing a performance-based plan has not passed).


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         9. Enforcement. If there is a breach or threatened breach of the provision of Paragraph 7 of this Agreement, in addition to other remedies at law or equity, the Company shall be entitled to injunctive relief. The parties desire and intend that the provisions of Paragraph 7 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure shall not be deemed to render unenforceable the remainder of Paragraph 7. Should any such paragraphs, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, the balance of Paragraph 7 shall thereupon be modified in order to render the same valid and enforceable.

         10. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by registered or certified mail, by other reasonable means of delivery providing overnight service, or by hand to Puckett at 2324 Kingsmill Terrace, Charlotte, North Carolina 28270; to the Company at 7621 Little Avenue, Charlotte, North Carolina 28226. Notice shall be deemed to have been given when deposited with the Postal Service or other delivery service or, if delivered by hand, when received by the addressee. A party may change the address to which notice to it must be given by advising the other parties in writing of the new address.

         11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party.

         12. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. As a personal service contract the rights and obligations of Puckett under this Agreement may not be assigned by him.

         13. Entire Agreement. This instrument may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         14. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed in this State, without reference to choice of laws principles, and that law shall be applied in connection with its enforcement in other states and jurisdictions to the fullest extent possible.


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         IN WITNESS WHEREOF, the parties have signed and sealed this Agreement as of the date first above written.
                                       MEDCATH, INCORPORATED


                                       By:  /s/  W. Jack Duncan
                                           ------------------
                                           Chair
                                           Compensation Committee

ATTEST:


By: ________________________________
         Secretary
                  [Corporate Seal]
                                            /s/ Stephen R. Puckett
                                            ____________________________[SEAL]
                                                Stephen R. Puckett

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